SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  September 8, 2003


                       PACIFIC LAND AND COFFEE CORPORATION
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


         0-30595                                                     33-0619256
(Commission File Number)                     (IRS Employer Identification No.)


         1650 Ala Moana, Suite 507, Honolulu, Hawaii 96815               96815
(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code:  (808) 371-4266
         CIK Number 0001092791



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Item 4.       Change in Accountants.

          David T. Thomson, PC. ("Thomson") resigned as independent auditor of the Registrant's Pacific Land and Coffee Corporation (Hawaii) subsidiary ("PLC Hawaii") on September 8, 2001. The report by Thomson on the financial statements of PLC Hawaii dated April 17, 2003, including a balance sheet as of March 31, 2003 and the statements of operations, cash flows and statement of stockholders' equity for the period inception (February 14, 2003) to March 31, 2003 did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. During the period covered by the financial statements through the date of resignation of the former accountant, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. Thomson was provided by the disclosure set forth above and provided the Registrant with a letter to the effect that it did not disagree with the above statements as far as they related to Thomson. A copy of Thomson's letter is filed as an exhibit to this Current Report.

Item 8.           Change in Registrant's Fiscal Year.

          On September 11, 2003, the Registrant determined to change its fiscal year from June 30 to March 31 to conform with the fiscal year of PLC Hawaii. A Form 10-KSB for the year ended March 31, 2003 will be filed.


          (c)     Exhibits

          16.1    Letter from David T. Thomson, PC. Filed herewith.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  September 11, 2003                  PACIFIC LAND AND COFFEE CORPORATION



                                                       By: /s/ Dale Nielsen
                                                       Dale Nielsen
                                                       President



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